UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Date of Report: September 8, 1999

                                Date of Earliest
                        Event Reported: August 27, 1999

                                ABLE ENERGY, INC.
             (Exact name of registrant as specified in its charter)


                   Delaware                                        333-59109                                        22-3520840
(State or other jurisdiction of incorporation or organization)     Commission                                    (I.R.S. employer
                                                                  File Number:                                 identification No.)
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                                  344 Route 46
                               Rockaway, NJ 07866
                         (Address of principal executive
                          offices, including zip code)

       Registrant's telephone number, including area code: (973) 625-1012


                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)



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ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

         None.

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

         Acquisition of B&B Fuels, Inc.

     On August 27, 1999,  the  Registrant,  through its wholly owned  subsidiary
Able Energy, Inc., New York ("Able New York"), a New York corporation created by the Registrant for the purpose of acquiring and operating businesses in New York
State, acquired the assets of B&B Fuels, Inc. ("B&B") from Mr. Beacher Baker, the sole shareholder of B&B. The Registrant paid an aggregate of $295,000 for B&B, of which $150,000 was paid by cash and $145,000 was paid pursuant to a 7.5% promissory note issued by Mr. Baker to Able New York. The note is for a term of 10 years and principal and interest are payable in equal monthly installments.

     B&B is a retail distributor of home heating oil located in Warrensburg, New
York,  a suburb of Albany,  New York.  The assets  purchased  include  B&B's oil
terminal,   three  oil  delivery   trucks  and  customer   list   consisting  of
approximately   1,200  customers.   The  Registrant  will  keep  B&B's  existing
management and employees which consists of four persons.

     Mr. Baker has agreed to permit the Registrant to conduct the operations of B&B from B&B's previous facility until September 30, 1999. Thereafter, the
Registrant intends to lease office space in Warren County.

         Acquisition of Property in Lake George, New York.

     On August 27, 1999, the Registrant, through its subsidiary Able New York, purchased a 9.2 acre parcel of property located on Prosser Road, Lake George, New York. The property is located approximately one-quarter mile from B&B. The
Registrant purchased the property from Mr. Brian White for a purchase price of $125,000 which the Registrant paid in cash. Presently, the property is undeveloped. The Registrant intends to build a new home heating oil and propane distribution facility and offices to service its expanding operations in Warren
County, New York.

         Acquisition of  Rockaway, New Jersey Facility

     On August 31, 1999,  the  Registrant,  through its wholly owned  subsidiary
Able Energy Terminal LLC ("Able LLC"),  acquired its headquarters located at 344
Route 46 East, Rockaway, New Jersey. Able LLC is a New Jersey limited liability company created by the Registrant for the purpose of acquiring the Rockaway property. The Registrant purchased the property from The Estate of Charles W.
Birdsall (the "Estate") for a purchase price of $1,150,000. Of such amount, $500,000 was paid by the Registrant by cash and half was paid pursuant to a mortgage held by the Estate. The Registrant previously leased the property from the Estate.


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     The  mortgage is for a term of five years and bears an interest  rate equal to 8 1/4% per annum.  Principal  plus  interest  are payable on the  mortgage in equal monthly installments.

     The property contains the Registrant's executive offices, consisting of a 4,000 square foot facility, and other operations facilities for the Registrant and its subsidiaries Able Oil, Inc. and Able Propane, L.L.C. The property also contains a terminal which presently has the capacity to store up to three million gallons of home heating oil, 30,000 gallons of diesel fuel and 20,000 gallons of propane, with the potential for future expansion.

     Also located on the property is a 3,000 square foot building which the Registrant rents to a corporation which sells commercial landscaping equipment.
The Registrant will receive annual rental proceeds of approximately $40,000 from the rental of this building.

     The Registrant intends to continue to use the property in the same capacity as before the acquisition thereof.

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

         None.

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.

ITEM 5 - OTHER EVENTS

         None.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

         None.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

Financial Statement

     Financial statements not required as asset purchases as set forth in Item 2 do not exceed 10% of the Registrant's total assets and, as such, are not considered material.

Exhibit Number

     10.1 Contract with Mr. Beacher Baker, dated August 27, 1999, for the purchase of the assets B&B Fuels, Inc.*

     10.2 $145,000 principal amount, 7.5% promissory note issued by Mr. Beacher Baker to Able Energy, Inc., New York.*

     10.3 Contract with Mr. Brian White, dated August 27, 1999, for the purchase of property located at Prosser Road, Lake George, New York.*

     10.4 Contract with The Estate of Charles W. Birdsall, dated August 31, 1999, for the purchase of the Registrant's corporate offices and terminal, located at 344 Route 46 East, Rockaway, New Jersey*

     10.5 $650,000 principal amount, 8 1/4% mortgage issued by The Estate of Charles W. Birdsall to Able Energy Terminal, LLC.*

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*To be filed by amendment.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                               ABLE ENERGY, INC.

                                   By: Timothy Harrington Christopher P. Westad,
                                                         Chief Executive Officer


Dated: September 8, 1999